AGREEMENT AND GENERAL RELEASE This Agreement and General Release (“Agreement”) is entered into by and between the Federal Home Loan Bank of Pittsburgh (“Bank”) and Peggy Delinois Hamilton (“Employee”) (collectively referred to as the “Parties”), as of the last date set forth below (the “Execution Date”). WHEREAS, the Bank provided Employee with notice of termination (“Notice”) on September 4, 2025; WHEREAS, the Notice provides for termination of the Employee’s employment effective December 31, 2025; WHEREAS, Employee shall serve in the role of Executive Senior Advisor, reporting to the Chief Financial Officer, and devoting at least 25 percent of her working time in this role; WHEREAS, provided that the Employee’s employment is not terminated by either Party earlier than December 31, 2025, then Employee shall receive severance/salary continuation, described herein, in exchange for Employee’s execution of this Agreement, which contains a release and waiver of claims. WHEREAS, in conjunction with this separation, the Bank has offered Employee separation pay and benefits that are not otherwise owed to Employee, in exchange for Employee’s waiver of rights as outlined in this Agreement; and WHEREAS, the Parties have agreed to the terms and conditions as outlined in this Agreement to resolve all outstanding matters between them as enumerated below. NOW, THEREFORE, in consideration of the promises and obligations set forth herein, and agreeing to be legally bound hereby, the Parties agree as follows: 1. Recitals. The recitals set forth above are incorporated into and made a part of this Agreement. 2. Executive Senior Advisor Role. As Executive Senior Advisor, Employee shall perform the following duties as reasonably requested by the Chief Financial Officer: Offer counsel and guidance to Bank executives as requested. Support knowledge transfer across key areas, ensuring continuity of the Legal & Corporate Secretary function. Prepare the August Board of Directors meeting minutes. Provide historical insight on legal or governance issues. Finalize open matters for the Retirement Plans Committee, including issues related to the Rabbi Trust. Finalize open matters, research, and legal memos relating to the CDFI working group. Support the Bank relating to the exam process as directed. Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

2 Support FHLBank System research or regulatory comment letter efforts. Provide advisory support on specific legal and regulatory matters, and special projects as requested. Last Day of Employment. Unless terminated earlier by either party, Employee’s last day of employment with the Bank is December 31, 2025 (“Separation Date”). 3. Consideration. In consideration for signing this Agreement and General Release, and complying with its terms, the Bank agrees to pay Employee the following, as may be more fully described in Exhibit A, and other benefits outlined in Exhibit A (subject to the terms of Exhibit A, this Agreement and the applicable plans described therein): a. to pay to Employee thirty-two (32) weeks salary continuation payments. The amounts shall be paid in installments as set forth on Exhibit A attached hereto. Such installment amounts shall be subject to tax withholdings required by federal, state, and/or local laws; b. to pay to Employee a supplemental payment (“Supplemental Payment”) in an amount set forth on Exhibit A, which is equivalent to the amount the Bank contributes to active employees’ medical plan coverage, at employee’s elected level of coverage, for a period of thirty-two (32) weeks. The Supplemental Payment shall be paid in semi-monthly installments through the Bank’s payroll and shall be subject to tax withholdings required by federal, state, and/or local laws, as outlined in Exhibit A. To the extent that Employee desires to continue participating in the Bank’s medical coverage program, Employee shall complete the medical continuation coverage documents to enroll in such coverage and make payments to the Bank as set forth in those documents. Employee shall be solely responsible for paying all the costs of such continuation coverage including the administrative fee; and c. to provide outplacement assistance as set forth on Exhibit A. 4. No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the Salary Continuation and/or the Supplemental Payment specified in paragraph “3” above, except for Employee’s execution of this Agreement and General Release and the fulfillment of the promises contained herein. This Agreement and General Release shall not affect Employee’s rights to any retirement benefits, incentive compensation under the 2025 Executive Officer Incentive Compensation Plan (“2025 Plan”), deferred compensation installment payments under the Bank’s 2024 Executive Officer Incentive Compensation Plan (“2024 Plan”), or Employee’s rights under the Non Qualified Deferred Compensation Supplemental Thrift Plan, and its applicable Addendum, through Employee’s termination of employment, as the Parties agree that any payments or benefits under the aforementioned plans are governed by the terms of the applicable plan and are not subject to waiver or modification under the terms of the Agreement. For the avoidance of doubt, the aforementioned plans govern all rights of the Parties with respect to the subject matter for which Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

3 they cover, and this Agreement does not confer any additional rights or benefits not otherwise conferred by the applicable plan. 5. General Release of Claims. Employee, on behalf of Employee and Employee’s heirs, executors, administrators, successors, and assigns (collectively referred to as “Releasors”) knowingly and voluntarily releases and forever discharges the Bank, its divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors, insureds, and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement and General Release as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees, as of the date of Employee’s execution of this Agreement and General Release, including, but not limited to, any discrimination or retaliation claim arising from Employee’s employment with the Bank, termination of employment with the Bank, or asserting that such separation is unlawful, and any alleged violation of the following contract or common law claims, statutes, laws and ordinances (as amended and their implementing regulations): Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Employee Retirement Income Security Act of 1974 (“ERISA”) with respect to unvested benefits; The Immigration Reform and Control Act; The Americans with Disabilities Act of 1990; The Age Discrimination in Employment Act of 1967 (“ADEA”); The Older Workers Benefit Protection Act (“OWBPA”); The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; The Family and Medical Leave Act; The Equal Pay Act; The Genetic Information, Nondiscrimination Act of 2008; Pennsylvania Wage Payment and Collection Law; Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

4 As applicable, the Pennsylvania Human Relations Act and Pennsylvania Equal Pay Law; The Allegheny County Human Relations Ordinance; The Pittsburgh Human Relations Ordinance; Any other applicable federal, state, or local law, rule, regulation, or ordinance; Any public policy, contract, tort, or common law claim, including, but not limited to, claims of breach of contract (whether written or oral, express or implied), negligence; fraud; intentional or negligent misrepresentation; wrongful discharge or termination; estoppel; impairment of economic opportunity or loss of business opportunity; interference with contractual relations; negligent or intentional infliction of emotional distress; or defamation; or Any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters. This paragraph is intended to be a general release, but does not extend to: rights Employee is legally barred from releasing; vested rights Employee has under any retirement or welfare benefits plan; the right to challenge or enforce this Agreement and General Release; or any claim arising after Employee signs this Agreement and General Release (which does not include any claim that the termination of employment on the Separation Date is unlawful). It also does not prohibit the filing of a charge or complaint with, or testimony, assistance, or participation in any investigation, proceeding, or hearing conducted by any federal, state, or local government agency, including, but not limited to, the Equal Employment Opportunity Commission or the Securities and Exchange Commission. Employee agrees to waive the right to receive future monetary recovery directly from the Bank, including the Bank’s payments that result from any complaints or charges that Employee files with any government agency or that are filed on Employee’s behalf. This provision does not waive any Employee rights regarding receipt of any whistleblower awards. 6. Specific Release of ADEA/OWBPA Claims. In further consideration of the payments provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all claims, whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), both as amended, and their implementing regulations. By signing this Agreement, Employee hereby acknowledges and confirms that: (i) the Employee has read this Agreement in its entirety and understands all of its terms; (ii) by this Agreement, the Employee has been advised in writing of the right to consult with an attorney of the Employee’s choosing and has consulted with counsel as the Employee believed was necessary before executing this Agreement; (iii) the Employee knowingly, freely, Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it; (iv) the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled; (v) the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired; (vi) the Employee has seven (7) days from signing this Agreement to revoke the release as outlined at the end of this Agreement; and (vii) the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement. This Agreement shall not become effective until the eighth (8th) day after the Employee executes this Agreement (“Effective Date”). No Payments due to the Employee under this Agreement shall be made or begin before the Effective Date and no Payments shall be made if the Employee revokes the Agreement. 7. Acknowledgments and Affirmations. Employee affirms that Employee has been paid and/or has received all compensation, bonuses, and/or benefits to which Employee may be entitled. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or any applicable related state or local leave or disability accommodation laws. Employee further affirms that Employee has no known workplace injuries or occupational diseases. Employee also affirms that Employee has not divulged any proprietary or confidential information of the Bank and will continue to maintain the confidentiality of such information consistent with the Bank’s policies and/or common law. Employee acknowledges and agrees that this provision does not limit Employee’s ability to communicate with and disclose such proprietary or confidential information in connection with filing any charge or participating in any investigation or other proceeding conducted by any federal, state, or local government agency. Both Parties acknowledge that this Agreement and General Release does not limit either Party’s right, where applicable, to file or participate in an administrative charge or investigative proceeding of any federal, state, or local government agency. Employee affirms that all of the Bank’s decisions regarding Employee’s pay and benefits through the date of Employee’s execution of this Agreement and General Release were not discriminatory, based on age, disability, race, color, sex, religion, national origin, or any other classification protected by law. 8. Confidentiality, Non-Disparagement, and Return of Property. Employee agrees not to disclose the existence or substance of this Agreement and General Release, except to Employee’s spouse, tax advisor, taxing authorities, and/or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement and General Release, or as otherwise permitted by law. Employee agrees that Employee will take no action, including disparaging remarks, which are intended, or would reasonably be expected, to harm the Bank or its reputation, or which would reasonably be expected to lead to unwanted or unfavorable 5 Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

6 publicity to it. It is expressly agreed that this provision does not limit Employee’s ability to communicate with federal, state, or local government agencies in any administrative charge or investigative proceeding. Nothing in this Agreement is intended to or will be used in any way to limit Employee’s rights to communicate with any government agency, as provided for, protected under or warranted by applicable law, including without limitation the Securities and Exchange Commission. The Bank agrees to provide a reference letter of Employee from the President, in a form substantially similar to the attached letter, with the final wording to be mutually agreed to by the Parties. Employee represents and warrants that Employee will return all of the Bank’s property, documents, and/or any confidential information in Employee’s possession or control as of the date of Employee’s termination of employment. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at the Bank’s premises and that the Bank is not in possession of any of Employee’s property. 9. Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement and General Release, either Party may institute an action specifically to enforce any term or terms of this Agreement and General Release and/or to seek any damages for breach. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. 10. Non-Admission of Wrongdoing. The Parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Agreement and General Release shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind. 11. Amendment. This Agreement and General Release may not be modified, altered, or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement and General Release. 12. Entire Agreement. This Agreement and General Release sets forth the entire agreement between the Parties hereto and fully supersedes any prior agreements or understandings between the Parties. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release. EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT AND GENERAL RELEASE. Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

7 EMPLOYEE MAY REVOKE THIS AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO THE BANK’S CHIEF HUMAN RESOURCES OFFICER, KUYBA WASHINGTON AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE DELIVERED TO CHIEF HUMAN RESOURCES OFFICER, KUYBA WASHINGTON AT 301 GRANT STREET, SUITE 2000, PITTSBURGH, PA 15219, WITH A COPY TO KUYBA.WASHINGTON@FHLB- PGH.COM, NO LATER THAN 4:30 P.M. ON THE SEVENTH CALENDAR DAY AFTER EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE. THE AGREEMENT AND GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE BEFORE THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED. A REVOCATION WOULD AUTOMATICALLY TERMINATE THIS AGREEMENT AND GENERAL RELEASE. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE, AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES THAT CAN BE RELEASED UNDER LAW. The Parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below: FEDERAL HOME LOAN BANK OF PITTSBURGH By: By: Signature Signature Name: Peggy Delinois Hamilton Name: Date: Title: Date: Employee was provided this Agreement, and its Exhibit A, on October 1, 2025 and provided again on October 9, 2025. Attachment – Exhibit A Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862 Kuyba Washington Chief Human Resources Officer 11/11/2025 | 10:54 AM EST

8 AGREEMENT AND GENERAL RELEASE EXHIBIT A Pursuant to Paragraph 3 of the Agreement: • Salary Continuation Payments: The Bank shall pay Employee salary continuation in the amount equivalent to thirty-two (32) weeks of Employee’s current base salary. The total gross salary continuation shall equal and not exceed Two-Hundred, Fifty-Five Thousand, Three Hundred and Eighty-Four Dollars and Sixty-Four Cents ($255,384.64). The salary continuation shall be made in semi-monthly installments through the Bank’s payroll system and shall commence with the next regularly scheduled pay date that occurs at least 14 days from the Effective Date of the Agreement. Such installment amounts shall be subject to tax withholdings required by federal, state, and/or local laws • Supplemental Payment: The Bank shall pay Employee a Supplemental Payment. The total gross Supplemental Payment shall equal and not exceed Thirteen Thousand, Nine Hundred Forty-Six Dollars and Seventy-Three Cents ($13,946.73). This Supplemental Payment shall be paid in semi- monthly installments through the Bank’s payroll and shall commence with the next regularly scheduled pay date that occurs at least 14 days from the Effective Date of the Agreement. Such installment amounts shall be subject to tax withholdings required by federal, state, and/or local laws. • Outplacement Assistance Benefit: The Bank shall provide to Employee, at the Bank’s own expense and selection, Executive outplacement services for a period of up to twelve months to assist in the Employee’s transition. • All payments and benefits outlined above are conditioned upon Employee’s execution and nonrevocation of the Agreement to which this Exhibit A is attached hereto and incorporated herein. // Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862

October __, 2025 Re: Peggy Delinois Hamilton, Reference To Whom It May Concern: The Federal Home Loan Bank of Pittsburgh (Bank) employed Ms. Delinois Hamilton for two years, serving as General Counsel and Corporate Secretary reporting to the President and CEO as well as Executive Senior Advisor. In her role, Ms. Delinois Hamilton was responsible to cultivate, lead and direct strategy and tactical execution in the Legal, Government Relations, Human Resources and Ethics departments driving operational efficiency and governance modernization as well as managing and selecting all outside counsel relationships. In addition, Ms. Delinois Hamilton served as the principal legal advisor and corporate secretary to the Bank’s Board of Directors and the Bank’s Executive Committee providing advice and counsel on legal, regulatory, corporate governance, risk and legislative matters. Ms. Delinois Hamilton has a significant breadth and depth of experience, and has exceptional legal expertise, analytical skills, banking knowledge, organizational and communication skills. Ms. Delinois Hamilton is a seasoned professional who exercises sound judgment, demonstrates a dedication to her work and is highly adept at handling complex and sensitive matters. She would be an asset to any organization. Sincerely, Docusign Envelope ID: 585661BB-0857-4567-A549-23CAFCAC7862